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                                                                   EXHIBIT 10.37


                         AMENDMENT NO. 9 AND CONSENT TO
                                CREDIT AGREEMENT


        THIS AMENDMENT NO. 9 AND CONSENT TO CREDIT AGREEMENT (the "Amendment") is entered into as of the 28th day of July, 1997 by and between PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent under the Credit Agreement described below, on behalf of the Lenders, and BORDERS GROUP, INC., a Delaware corporation (the "Company"), on behalf of the Borrowers.

                                  WITNESSETH:

        WHEREAS, the Borrowers, the Lenders, the Administrative Agent and the Syndication Agent have entered into that certain Credit Agreement dated as of March 28, 1995 (as heretofore amended, the "Agreement"; terms defined in the Agreement, as amended hereby, which are used herein shall have the same meanings as are set forth in the Agreement for such terms unless otherwise defined herein);

        WHEREAS, the Borrowers have requested that the Lenders amend certain provisions of the Agreement and consent to certain actions of the Borrowers, and the Lenders are willing to do so on the terms and subject to the conditions hereinafter set forth; and

        WHEREAS, pursuant to Section 12.01 of the Agreement, the Administrative Agent, with the written consent of the Required Lenders, may enter into certain prescribed amendments to the Agreement on behalf of the Lenders, and the Company may enter into amendments of the Agreement on behalf of the Borrowers;

        NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lenders and the Borrowers hereby agree as follows:

    1. Amendments to Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Agreement is amended as follows:

        a. Section 1.01 of the Agreement is amended by deleting the definition of "Company" and inserting in lieu thereof the following in proper alphabetical sequence:

        "Company shall mean Borders Group, Inc., a corporation organized and existing under the laws of the State of Michigan, and its permitted successors and assigns."

        b. Section 1.01 of the Agreement is amended by deleting the definition of "Repurchase Amount" and inserting in lieu thereof the following in proper alphabetical sequence:


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     "Repurchase Amount" shall mean (a) $50,000,000 plus (b) the aggregate amount paid to the Company (whether in cash or in shares of the Company's stock), from time to time and at any time since May 1, 1995, by officers, employees or directors of the Company or any of its Subsidiaries in connection with the exercise of options to purchase shares of the Company's stock, plus (c) the tax benefit (as reasonably estimated by the Company at a rate not to exceed the then highest Federal, state and local corporate tax rate) resulting from the exercise of such options or resulting from the lapse of restrictions on (and vesting of rights in) certain shares of the Company's stock subject to the Management Stock Purchase
     Plan from time to time and at any time since May 1, 1995, as such Repurchase Amount may be reduced by the Company pursuant to
     Section 2.03(d).  For purposes of calculating the Repurchase
     Amount, to the extent shares of the Company's stock are delivered to the Company in payment of the exercise price of options, or in payment of taxes associated with the exercise of options or the vesting of restricted shares, such delivered shares are deemed to be repurchased by the Company at fair market value (as defined in the Company's stock option plan) on the date of delivery to the Company. Such delivered share repurchases will serve to reduce the available Repurchase Amount.

     c. Clause (xii) of the definition of "Permitted Liens" in Section 1.01 of the Agreement is hereby deleted and replaced in its entirety by the following:

     "(xii) Liens on assets of the Company and its Subsidiaries so long as any Indebtedness secured thereby is permitted under the terms of
     Section 8.02(a), and the aggregate fair market value of all property secured by such Liens does not at any time exceed $15,000,000;"

     d. Effective as of June 27, 1997, Section 2.09 of the Agreement is hereby amended by deleting the term "$10,000,000" and replacing it with the term "$20,000,000".

     e. Schedule 6.01(a) of the Agreement is hereby deleted and replaced by
Schedule 6.01(a) attached hereto.

     f. Clause (i) of Section 8.02(e) of the Agreement is hereby deleted and replaced in its entirety by the following:

     "(i) the Company may make open market repurchases of shares of its common stock, and it may receive shares of its common stock as payment of the exercise price of options, or as payment of taxes









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       asscociated with the exercise of options or the vesting of restricted shares, which such delivered shares are deemed to be repurchased by the Company at fair market value (as defined in the Company's stock option plan) on the date of delivery to the Company, so long as the aggregate amount paid by the Company with respect to all such repurchases (including all such deemed repurchases) does not at any time exceed the Repurchase Amount in effect from time to time and no Event of Default or Potential Default has occurred and is continuing or would result therefrom;"

       g. Section 8.03(b) of the Agreement is hereby amended by deleting the term "(i)" therein and by deleting the following language:

       "and (ii) confirming the Company's calculations with respect to the certificate to be delivered pursuant to Section 8.03(c) with respect to such financial statements to the extent permitted under generally accepted auditing standards."

   2. Consent. Subject to the satisfaction of the conditions precedent specified in Section 3 below, notwithstanding Sections 8.01(a), 8.02(f) and 8.02(h) of the Agreement, the Lenders and the Agents hereby consent to the merger of the Company with and into a Wholly-Owned Subsidiary incorporated under the laws of the State of Michigan.

   3. Conditions of Effectiveness. The amendments to the Agreement contained in Section 1(a) and Section 1(e) and the consent contained in Section 2 (such amendments and consent are referred to herein as the "Reincorporation Amendments") shall become effective when and only when each of the conditions specified in clauses a. and b. below has been satisfied, and the amendments to the Agreement contained in Section 1(b), 1(c), 1(d), 1(f) and 1(g) (such amendments are referred to herein as the "Other Amendments") shall become effective when and only when each of the conditions specified in clauses a. and
b. (other than clauses (4) and (5) thereof) below has been satisfied:

       a. no Event of Default or Potential Default shall have occurred and be continuing on the date hereof or on the date the Amendment becomes effective and the representations and warranties made in the Agreement and in Section 4 hereof shall be true and correct on the date hereof and on the date the Amendment becomes effective and the Borrowers shall have delivered to the Administrative Agent for the benefit of each Lender an officer's certificate to both such effects executed by an Authorized Officer so as to confirm the foregoing both before and after the merger described in Section 2 above;

       b. the Administrative Agent shall have received for the benefit of each Lender all of the following documents, each document being in form and substance satisfactory to the Administrative Agent:








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              (1) written Approval Memos from the Required Banks;

              (2) this Amendment, duly executed by the Company;

              (3) the officer's certificate referenced in clause a. above;

              (4) copies of the Certificate of Incorporation, the By-Laws and Good Standing Certificate in respect of New Co. from the Secretary of State of the State of Michigan;

              (5) copies of the Merger Agreement and related Articles and Certificates of Merger and such confirmation as may be deemed necessary by the Administrative Agent that such Articles and Certificates have been filed as necessary with the States of Michigan and Delaware, and the merger described in Section 2 above is effective; and

              (6) such instruments, agreements, opinions of Thomas D. Carney, General Counsel of the Borrowers, and other items as the Administrative Agent may request.

   4. Representation and Warranties. Each of the Borrowers represents and warrants as follows: (i) it has all necessary power and authority to execute and deliver this Amendment and to perform its obligations hereunder; (ii) the execution, delivery and performance of this Amendment have been duly authorized by it; (iii) this Amendment and the Agreement, as amended hereby, constitute the legal, valid and binding obligations of such Borrower and are enforceable against such Borrower in accordance with their terms; and (iv) the approval, execution, delivery and performance of the terms hereof and of the Agreement, as amended hereby, do not violate any contractual provision to which it is a party or by which it is or its properties are bound or any Law applicable to it.

   5.   Reference to the Effect on the Agreement.

        a.  Subject to satisfaction of the conditions precedent set forth in
Section 3 hereof: (i) each reference in the Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Agreement as amended hereby and (ii) each reference to the Agreement in all other Loan Documents shall mean and be a reference to the Agreement, as amended hereby.

        b. Except as specifically amended above, the Agreement, and all other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.










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         c.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as an amendment to any provision of the Agreement nor a waiver of any right, power or remedy of any Lender or Agent, nor constitute a waiver of, or consent to any departure from, any provision of the Agreement or any other Loan Document.

   6. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws (as opposed to conflicts of law provisions) of the State of Illinois.

   7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

   8. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of a duly executed counterpart copy of this Amendment may be made by telecopy.

   9. Expenses. The Borrowers will upon demand pay to each of the Agents the amount of any and all expenses, including the reasonable fees and expenses of each Agent's attorneys (which attorneys may be an Agent's employees to the extent agreed to in advance by Borrowers) which any such Agent may incur in connection with the preparation, negotiation and enforcement of this Amendment and each of the agreements, instruments and other documents to be delivered to the Agents or the Lenders in connection herewith.


                          [Signature pages to follow]












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                                                                 AMENDMENT NO. 9


     IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.





                           PNC BANK, NATIONAL ASSOCIATION, as
                           Administrative Agent acting on behalf of the Lenders pursuant to Section 12.01 of the Agreement



                           By:    /s/ Peter F. Stack
                                 -----------------------------------------
                                  Peter F. Stack

                           Title: Assistant Vice President
                                 -----------------------------------------



                           BORDERS GROUP, INC., acting on behalf of the Borrowers pursuant to Section 12.01 of the Agreement


                           By:    /s/ George R. Mrkonic
                                 -----------------------------------------
                                  George R. Mrkonic

                           Title: President
                                 -----------------------------------------












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